SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2012

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7723 North Morton Street, Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 434-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events.

On November 30, 2012, under the Amended and Restated 15% Convertible Promissory Notes entered into on July 14, 2012 (the “Notes”) between our company and West C. Street LLC and Ibearhouse, LLC (the “Note Holders”), the Notes are scheduled to mature and our company would be required to pay each of the Note Holders the principal amount of $300,000.

At the present time, our company is unable to pay the required payments.

On November 30, 2012, our board of directors approved the issuance of 150,000 shares of our common stock to each of the Note Holders pursuant to Section 6(f) of the Notes which each state the following:

…if the Company defaults in the payment in the principal amount of this Note on the Maturity Date, the Company shall issue to the Holder 150,000 fully paid and nonassessable shares (the “Penalty Shares”) of the common stock of the Company…and the Maturity Date of this Note shall be automatically extended for an additional 12 months from the original Maturity Date.

The original maturity date for the Notes was November 30, 2012 and the new maturity date for the Notes is November 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  December 3, 2012

By  /s/ Robert E. Jorgensen

Robert E. Jorgensen, CEO

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